SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                  SECURITIES PURSUANT TO SECTION 12(b) OR 12(g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934.


                           Montpelier Re Holdings Ltd.
             (Exact Name of Registrant as Specified in Its Charter)

              Bermuda                                  Not Applicable
--------------------------------------------------------------------------------
  (Jurisdiction of Incorporation                       (IRS Employer
         or Organization)                           Identification No.)

                                Mintflower Place
                               8 Par-La-Ville Road
                                 Hamilton HM 08
                                     Bermuda

                    (Address of Principal Executive Offices)





     If this form relates to the              If this form relates to the
      registration of a class of               registration of a class of
 securities pursuant to Section 12(b)     securities pursuant to Section 12(g)
 of the Exchange Act and is effective     of the Exchange Act and is effective
pursuant to General Instruction A.(c),   pursuant to General Instruction A.(d),
     check the following box. [x]             check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-89408

        Securities to be registered pursuant to Section 12(b) of the Act:

                                             Name of Each Exchange on Which Each
Title of Each Class to be so Registered      Class is to be Registered
---------------------------------------      -----------------------------------
 Common Shares, Par Value 1/6 cent               New York Stock Exchange
 per share (the "Common Shares")

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

                                (Title of Class)

Item 1. Description of Registrant's Securities to be Registered

A description of the Common Shares to be registered hereunder is set forth under the captions "Description of Share Capital" and "Shares Eligible for Future Sale" in the registrant's registration statement on Form S-1, Registration No. 333-89408, filed with the Securities and Exchange Commission on May 30, 2002, and thereafter amended and supplemented (the "Registration Statement"), which description is hereby incorporated by reference. Any form of prospectus that constitutes part of the Registration Statement and is filed by the registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed incorporated herein by reference.

Item 2. Exhibits

The securities to be registered are to be listed on the New York Stock Exchange (the "NYSE"), on which no other securities of the Registrant are listed. Accordingly, the following exhibits are being filed with the NYSE:


1. Memorandum of Association of the registrant, as set forth in Exhibit 3.1 to the Registration Statement and incorporated by reference herein.

2. Bye-laws of the registrant, as set forth in Exhibit 3.2 to the Registration Statement and incorporated by reference herein.

3. Specimen Common Share Certificate, as set forth in Exhibit 4.1 to the Registration Statement and incorporated by reference herein.



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


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      MONTPELIER RE HOLDINGS LTD.


                                      By: /s/ Thomas George Story Busher
                                         ----------------------------------
                                          Thomas George Story Busher
                                          Chief Operating Officer, Executive
                                          Vice President and Secretary


DATED:  October 4, 2002



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